Calculation of Filing Fee Tables
F-1
Fast Track Group
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A ordinary shares, par value $0.001 per share	Other	164,342	$ 0.10	$ 16,434.20	0.0001381	$ 2.27
Fees to be Paid	2	Equity	Class A ordinary shares, par value $0.001 per share	Other	51,551	$ 0.10	$ 5,155.10	0.0001381	$ 0.71
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 21,589.30		$ 2.98
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2.98
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. This prospectus relates to up to 215,892 Class A ordinary shares registered for resale by the Selling Shareholders identified in the Registration Statement, which includes (a) up to 164,342 Class A ordinary shares that we may issue upon the conversion of that certain Senior Convertible Note issued to 3i, LP, (b) up to 41,086 Class A ordinary shares issuable to 3i, LP, upon the exercise of the Note Warrants, and (c) up to 10,466 Class A ordinary shares issuable to Z2 Capital, LLC, upon the exercise of the Placement Agent Warrant. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of our Class A ordinary shares as reported on August 25, 2026, which was approximately $0.10 per share.

[2]	The "Net Fee Due" includes payment of $0.71 relating to 51,551 Class A ordinary shares issuable upon exercise of warrants, comprising of (a) up to 41,086 Class A ordinary shares issuable to 3i, LP, upon the exercise of the Note Warrants, and (b) up to 10,466 Class A ordinary shares issuable to Z2 Capital, LLC, upon the exercise of the Placement Agent Warrant.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Fast Track Group	F-1	333-298155	08/07/2026		$ 2.98	Equity	Ordinary shares, par value $0.001 per share		$ 0.00
Fee Offset Sources		Fast Track Group	F-1	333-298155		08/07/2026						$ 190.81
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	A filing fee of $190.81 was previously paid in connection with the initially filed Registration Statement on Form F-1 (No. 333-298155) (the "Registration Statement") filed by the registrant on August 7, 2026. The number of securities to be registered have been reduced, and the registration statement has not been declared effective. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee is being used to offset the filing fee payable in connection with the Amendment No.1 to the Registration Statement on Form F-1 (No. 333-298155). As a result, $190.81 of the fee previously paid in connection with the Registration Statement remains available to be used to offset the fee currently due. In accordance with Rule 457(p) under the Securities Act, the registrant is using the unused filing fees to offset the filing fee payable in connection with this filing. The registrant respectfully requests that, in accordance with Rule 457(p) under the Securities Act of 1933, as amended, the excess filing fee of $187.83 be available for offset against future registration statement filing fees.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date